                                                                      Exhibit 21



                           Subsidiaries of Registrant




                     Subsidiary                               Jurisdiction
                     ----------                               ------------

         Altek Industries Corp.                               New York


         Transmation Singapore Pte. Ltd.                      Singapore


         Transmation (Canada) Inc.                            Canada


         Transcat, FSC                                        U.S. Virgin Islands


         Transmation Australia Pty. Ltd.                      Australia


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